CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 12, 2004 and to all references to our firm included in or made part of this Post-Effective Amendment No. 1 to The Paradigm Value Fund’s Registration Statement of Form N-1A (File No. 811-21233), including the references to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ McCurdy & Associates

McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

April 28, 2004